UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2008

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090

SANTA CLARA, CALIFORNIA 95052-8090

(Address of Principal Executive Offices)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Table of Contents

		Page

Section 2 – Financial Information

Item 2.05	Costs Associated With Exit or Disposal Activities	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	New release dated January 21, 2008

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On January 21, 2008, National Semiconductor Corporation issued a news release announcing that it will be disposing of certain manufacturing equipment and reducing its workforce at its wafer fabrication facilities as the company continues to take steps to modernize its facilities and rationalize its capacity.

In connection with this action, National will eliminate approximately 200 positions, primarily located in Arlington, Texas; South Portland, Maine; and Greenock, Scotland. The positions to be eliminated include both direct and indirect labor, manufacturing jobs, as well as managerial, staff and support positions. The company expects to incur a total charge of approximately $20 million, of which approximately $12 million is related to severance for terminated employees, approximately $7 million is related to the impairment and disposition of manufacturing equipment, and approximately $1 million is related to other exit-related costs arising from contractual and other obligations. Of the total approximate charge of $20 million, approximately $16 million will be in cash expenditures. The departure of terminated employees is expected to begin in the third quarter of fiscal 2008 and should be substantially completed by the end of the fourth quarter of fiscal 2008. The removal and disposal of equipment will begin in January 2008 and should be completed by the end of the 2008 fiscal year. Final activities associated with consolidation and re-alignment of the manufacturing facilities is expected to be completed by the end of the first quarter of fiscal 2009. As a result, the company expects to record approximately $19 million of the total charges in the third quarter of fiscal 2008. The remaining charge of approximately $1 million will be recorded over the following two fiscal quarters.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated January 21, 2008 issued by National Semiconductor Corporation*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: January 22, 2008	//S// Jamie E. Samath
Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit 99.1

Media Contact:	Financial:
LuAnn Jenkins	Long Ly
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Adjusts Manufacturing Infrastructure; Company To Dispose of Equipment, Eliminate 200 Positions as Part of Modernization Effort

SANTA CLARA, Calif. - Jan. 21, 2008 – National Semiconductor Corporation (NYSE:NSM) announced today that it is disposing of certain manufacturing equipment and reducing staff at its wafer fabrication facilities as the company continues to take steps to modernize facilities and rationalize its capacity. The company is also leveraging the efficiency improvements made possible by new tools and work processes it has implemented in recent years.

In connection with the action being announced today, National will eliminate approximately 200 positions and incur a charge of approximately $20 million, of which roughly $12 million is related to severance costs for the eliminated positions, approximately $7 million is related to the impairment and disposal of manufacturing equipment, and about $1 million is related to contractual and other obligations. Most of the charges described above will be recorded in the current fiscal third quarter of 2008. The savings that the company expects to realize from this action will benefit the company’s gross margin. Based on the timing of this action, the savings will be relatively minor in the current fiscal third quarter of 2008. However, the estimated savings impact would be roughly 1 percentage point of gross margin in the fiscal fourth quarter of 2008 and an additional 1 percentage point of gross margin in the fiscal first quarter of 2009 (ending August 24, 2008).

“Our future growth will be driven by higher-performance, energy-efficient analog products, more and more of which will be produced on 200mm wafer technology,” said Brian L. Halla, National’s chairman and CEO. “This action today aligns our manufacturing capability with our future needs.”

Over the last several years, National Semiconductor has sold or exited several lower-margin businesses in order to focus on growing its high-value, higher-performance analog products. During that time, the most notable growth has come from the power management area. The vast majority of the company’s products are manufactured within its own facilities.

National’s three wafer fabrication facilities are located in Arlington, Texas; Greenock, Scotland; and South Portland, Maine. Most of the 200 eliminated positions are in Arlington and Greenock. The Arlington facility, which primarily runs 150mm wafers, recently ramped up production on a new 200mm production line. The Greenock facility runs 150mm wafers. A small number of positions are affected in South Portland, a 200mm wafer facility. The eliminated positions include both direct and indirect labor, manufacturing jobs as well as managerial, staff and support positions. Affected employees will receive severance packages commensurate with their length of employment.

The company currently employs approximately 7,600 people worldwide, with more than 400 employees each in Arlington and Greenock and more than 500 employees in South Portland.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future financial performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. A more complete list of risk factors is included in the Company's Annual Report on Form 10-K for the fiscal year ended May 27, 2007 under the captions “Outlook”, “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein and the Form 10-Q for the quarter ended November 25, 2007.

About National Semiconductor

National Semiconductor, the industry's premier analog company, creates high-value analog devices and subsystems. National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, interface products and data conversion solutions. National's key analog markets include wireless handsets, displays, communications infrastructure, medical, automotive, industrial, and test and measurement applications. Headquartered in Santa Clara, Calif., National reported sales of $1.93 billion for fiscal 2007, which ended May 27, 2007. Additional company and product information is available at www.national.com.